Exhibit 10.5(A)

FIRST AMENDMENT TO

CREDIT AND SECURITY

AGREEMENT

THIS FIRST AMENDMENT (this “First Amendment”), dated as of August 7, 2015, to the Credit And Security Agreement (the “Agreement”), dated as of August 27, 2013, between SANCILIO & COMPANY, INC., a Delaware corporation (the “Borrower”), FREDERICK D. SANCILIO and CAROLYN A. SANCILIO, husband and wife (collectively, the “Guarantor”) and CAPITAL BANK, N.A. (the “Bank”).

WITNESSETH:

WHEREAS, the parties previously executed the Agreement;

WHEREAS, the parties for good and valid consideration, wish to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The provisions of the Agreement referred to below are hereby amended in accordance with this Paragraph 1. Except as expressly so amended, the parties hereto expressly acknowledge and agree that all other terms and provisions of the Agreement and each other Loan Document shall continue in full force and effect in accordance with its terms.

a.	Section 8.3 is hereby amended in its entirety to read as follows

“8.3. Intentionally Omitted”

b.	Section 8.4 is hereby added:

“8.4. Cash Balances. Borrower shall at all times maintain cash and cash equivalents in those bank accounts held at the Bank of not less than two times the principal amount outstanding of Loan(s) under the Agreement and/or Loan Documents.”

2.	Loan Document Pursuant to Existing Agreement. This First Amendment is a Loan Document executed pursuant to the Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Agreement, as amended hereby.

3.	Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.

Counterparts. This First Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this First Amendment.

5.	Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF FLORIDA.

6.	Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and other waivers and modifications set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein or otherwise modified or waived hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Agreement or any other Loan Document or of any transaction or further or future action on the part of any Party which would require the consent of the Bank under the Agreement or any of the Loan Documents.

IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to be duly executed and delivered by a Responsible Officer as of the date first above written.

THE BORROWER

SANCILIO & CO., INC.

By:	/s/ Frederick D. Sancilio
Title: Frederick D. Sancilio, President

THE GUARANTORS

/s/ Frederick D. Sancilio
FREDERICK D. SANCILIO, individually

/s/ Carolyn A. Sancilio
CAROLYN A. SANCILIO, individually

THE BANK

CAPITAL BANK, N.A.

By:	/s/ Edward F. Holden
Name: Edward F. Holden
Title: Market President